UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Westport Innovations Inc.

(Exact name of registrant as specified in its charter)

Alberta	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

101 — 1750 West 75th Avenue, Vancouver, British Columbia, Canada	V6P 6G2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:            333-152441          (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

                The description of the Registrant’s Common Shares, no par value, under the section captioned “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-152441) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on July 22, 2008, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2.  Exhibits.

Not Applicable

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2008

WESTPORT INNOVATIONS INC.

By:	/s/ J. Michael Gallagher
J. Michael Gallagher
President and Chief Operating Officer